  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1997

                                                     REGISTRATION NO. 333-28563

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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                          GOLD BANC CORPORATION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         KANSAS                      6712                    48-1008593
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL             IDENTIFICATION NO.)
   OF INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
  (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL W. GULLION
                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         STEVEN F. CARMAN, ESQ.                     MIKE RYAN, ESQ.
    BLACKWELL SANDERS MATHENY WEARY &         RYAN, CONDRY & RYAN, L.L.C.
              LOMBARDI LLP                             509 COURT
           TWO PERSHING SQUARE                 CLAY CENTER, KANSAS 67432
          2300 MAIN, SUITE 1100                      (913) 632-5666
       KANSAS CITY, MISSOURI 64108                FAX: (913) 632-6534
             (816) 983-8153
           FAX: (816) 983-9153

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement is declared effective and all other conditions to the Merger (as defined herein) have been satisfied or waived.

                               ----------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company Articles and the Company Bylaws require it to indemnify its directors and officers and advisory directors against liabilities, fines, penalties, settlements, claims and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities to the fullest extent permitted by the KGCC. The KGCC permits a corporation to indemnify its present and former directors and officers if ordered to do so by a court or after a determination by its independent counsel, stockholders or a majority of its disinterested directors that the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 21. EXHIBITS

  The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT
  NUMBER
 -------
  2       Agreement and Plan of Reorganization dated the 14th day of April,
          1997, among the Registrant, Sub and Peoples (included as Annex A to the Prospectus).
  3(a)    Amended and Restated Articles of Incorporation of the Company*
  3(a)(i) Certificate of Amendment to Restated Articles of Incorporation***
  3(b)    Restated By-laws of the Company*
  4       Form of Common Stock Certificate*
  5       Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.***
  8       Opinion of Payne & Jones, Chartered
  9(a)    Proxy Agreement/Stockholder Agreement between Michael W. Gullion and
          William Wallman, dated as of September 15, 1996*
  9(b)    Proxy Agreement/Stockholder Agreement between Michael W. Gullion and
          William F. Wallman, dated as of September 15, 1996*
 10(a)    Employment Agreement between the Company and Michael W. Gullion*
 10(b)    Employment Agreement between the Company and Keith E. Bouchey*
 10(c)    Gold Banc Corporation, Inc. 1996 Equity Compensation Plan*
 10(d)    Form of Tax Sharing Agreements between the Company and the Banks*
 10(e)    Form of Federal Home Loan Bank Credit Agreement to which each of the
          Banks is a party*
 10(f)    Agreement and Plan of Reorganization by and among the Registrant,
          Gold Banc Acquisition Corporation, Inc. and Farmers Bancshares of
          Oberlin, Inc.***
 16       Letter Regarding Change in Certifying Accountants*
 21       List of Subsidiaries of the Company**
 23       Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 5).***
 24       Powers of Attorney (included in signature page to Registration
          Statement).

--------
  * Previously filed as an Exhibit to Registration Statement No. 333-12397 and the same is incorporated herein by reference.
 ** Previously filed as an Exhibit to the Company's Annual Report on Form 10-
    KSB for the year ended December 31, 1996 and the same is incorporated herein by reference.

*** Previously filed with the initial filing or Amendment No. 1 of this registration statement.

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

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    (1) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (2) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) That, every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as part of an amendment of the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST EFFECTIVE AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF LEAWOOD, KANSAS ON AUGUST 4, 1997.

                                          Gold Banc Corporation, Inc.
                                           (Registrant)

                                                  /s/ Michael W. Gullion
                                          By: _________________________________
                                                    MICHAEL W. GULLION
                                                  CHIEF EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

       /s/ Michael W. Gullion          Chairman of the
-------------------------------------   Board, President        August 4, 1997
         MICHAEL W. GULLION             and Chief Executive
                                        Officer (Principal
                                        Executive Officer)

        /s/ Keith E. Bouchey           Director, Executive
-------------------------------------   Vice President,         August 4, 1997
          KEITH E. BOUCHEY              Chief Financial
                                        Officer, Treasurer
                                        and Corporate
                                        Secretary
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

        /s/ William Wallman*           Director
-------------------------------------                           August 4, 1997
           WILLIAM WALLMAN

       /s/ D. Michael Browne*          Director
-------------------------------------                           August 4, 1997
          D. MICHAEL BROWNE

       /s/ William F. Wright*          Director
-------------------------------------                           August 4, 1997
          WILLIAM F. WRIGHT

*By Keith E. Bouchey as
 attorney-in-fact

                                     II-3